EXHIBIT 99.2

Lake Babine Nation
225 Sus Avenue
P.O. Box 879
Burns Lake, B C V0J 1E0                                      Chronological no.
                                                             File reference no.
BAND COUNCIL RESOLUTION

NOTE: The words "from our band funds" "capital" or "revenue" whichever is the case, must appear in all resolutions requesting expenditures from band funds.

                                                        Cash free balance

The council of the    LAKE BABINE NATION        Capital account   $

                                                Revenue account $

Date of duly convened meeting           DATE            Province
                                                        BC

DO HEREBY RESOLVE:

Whereas, many Lake Babine Nation members are unemployed, and

Whereas, Lake Babine Nation is in need of major economic development, and

Whereas, Lake Babine Nation need to take a major leadership in reclaiming the traditional territory, and

Whereas, Lake Babine Nation needs to take a major leadership in becoming one of the major employers in the Burns Lake and the surrounding area, and

Whereas, a Lummi elder, Henry James (Sea2Sky Corporation), who has proposed to Lake Babine Nation Council to built a First Plant of a Biomass Plant ($31 million) in the Burns Lake area, and

Whereas, Sea2Sky Corporation will assist Lake Babine Nation in constructing a community heat and energy distributing system, and

Whereas, the Biomass Plant will initially require approximately 500 units of bug infested trees in the Lake Babine Nation national Territory that need to be negotiated at the Main Table.

Whereas, the Biomass Plant will require 100 acres of the Interim Treaty Arrangement (ITA) Crown Land offer of 1000 hectares.

Be it resolves that Lake Babine Nation Council and the Assembly fully supports Lake Babine Nation entering into a business relationship with Sea2Sky Corporation and negotiate all related resources to secure BIOMASS PELLET PLANT in the Burns Lake area.




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Quorum: 5                       ------------------------
                                Chief Wilfred Adam

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Councillor Melvin Joseph        Councillor Frank Michell        Councillor John Bertacco



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Councillor Louise Lacerte       Councillor Millie Alec George   Councillor Grace Duncan-George


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Councillor Verna Power          Councillor John West            Councillor Robbie Reid
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